Exhibit 99

SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION

        In order to provide stockholders and other interested parties with a more meaningful basis of comparison of our 2005 historical carve-out results with results in future periods, information relating to revenues, pro forma operating income, pro forma net earnings from continuing operations, and net earnings from continuing operations per share has been provided in the following tables. There are no pro forma adjustments to revenues. This pro forma financial information is presented as if the December 31, 2005 separation of the former Viacom Inc. into CBS Corporation and Viacom Inc. had occurred at the beginning of 2005. Management believes the assumptions and allocations underlying the pro forma financial information are reasonable. However, the pro forma results do not necessarily represent what the actual results would have been had Viacom been a stand alone public company during the periods presented; nor are they necessarily indicative of future results.

        The following supplemental pro forma financial data presented for the year ended December 31, 2005 is intended to facilitate analysis of our business and operating performance.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2005
(In millions, except per share amounts)

	Historical	Pro Forma Adjustments	Pro Forma

Revenues	$9,609.6	$—	$9,609.6
Expenses:
Operating	4,737.4	—	4,737.4
Selling, general and administrative(1)(2)	2,246.8	(151.9)	2,094.9
Depreciation and amortization(2)	259.0	20.9	279.9

Total expenses	7,243.2	(131.0)	7,112.2

Operating income	2,366.4	131.0	2,497.4
Interest expense(3)	(23.0)	(215.4)	(238.4)
Interest income	3.9	—	3.9
Other items, net	(29.0)	—	(29.0)

Earnings from continuing operations before income taxes, equity in earnings of affiliated companies and minority interest	2,318.3	(84.4)	2,233.9
Provision for income taxes(4)	(1,020.0)	69.8	(950.2)
Equity in earnings of affiliated companies, net of tax	9.4	—	9.4
Minority interest, net of tax	(3.8)	—	(3.8)

Net earnings from continuing operations	1,303.9	(14.6)	1,289.3

Net earnings from continuing operations per common share(5):
Basic	$1.73	—	$1.72

Diluted	$1.73	—	$1.71

Weighted average number of common shares outstanding:
Basic	751.6	—	751.6

Diluted	751.6	1.1	752.7

(1)
Pro forma adjustment eliminates the impact of separation-related costs of $163.5 million.
(2)
Pro forma adjustments of $32.5 million (including $11.6 million adjustment to selling, general and administrative and $20.9 million adjustment to depreciation and amortization) necessary to increase Paramount and Corporate overhead expenses to reflect our cost base as a stand alone public company.
(3)
Pro forma adjustment to interest expense as if $5.4 billion of debt was outstanding as of January 1, 2005, calculated based on actual interest rates in effect throughout 2005.
(4)
Pro forma adjustment to the provision for income taxes calculated using blended statutory rates in effect for 2005.
(5)
Basic Earnings per Share ("EPS") is computed by dividing net earnings by the number of shares of common stock issued and outstanding at the date of the separation as if such shares were outstanding for the full year. Diluted EPS is computed by dividing net earnings by the number of shares issued and outstanding at the date of separation adjusted to give effect to all potentially dilutive common shares weighted for the full year-ended December 31, 2005.

        The following table presents certain 2005 pro forma financial data by quarter and by segment as indicated. Line items to which pro forma adjustments were made from historical carve-out amounts are identified by footnote explaining and quantifying the adjustments. In addition, the tables on page 4 present quarterly historical amounts and pro forma adjustments for financial statement line items to which pro forma adjustments were made.

UNAUDITED SUMMARY PRO FORMA RESULTS
(In millions, except per share amounts)

	Three Months Ended				Year Ended

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005

Revenues:
Cable Networks	$1,473.8	$1,619.8	$1,670.1	$1,994.1	$6,757.8
Entertainment	658.2	704.9	844.6	787.6	2,995.3
Eliminations	(25.1)	(23.2)	(37.2)	(58.0)	(143.5)

Total	$2,106.9	$2,301.5	$2,477.5	$2,723.7	$9,609.6

Pro Forma Depreciation and Amortization:
Cable Networks	$54.2	$53.2	$58.3	$65.1	$230.8
Entertainment(1)	10.1	10.5	8.6	14.7	43.9
Corporate	1.9	1.8	1.3	.2	5.2

Total	$66.2	$65.5	$68.2	$80.0	$279.9

Pro Forma Operating Income (Loss):
Cable Networks	$577.5	$636.8	$682.0	$713.8	$2,610.1
Entertainment(2)	70.7	(23.0)	108.2	(93.8)	62.1
Corporate(2)	(42.3)	(42.0)	(42.4)	(42.8)	(169.5)
Eliminations	(3.2)	10.9	(3.3)	(9.7)	(5.3)

Total	602.7	582.7	744.5	567.5	2,497.4
Interest expense(3)	(48.3)	(55.8)	(60.2)	(74.1)	(238.4)
Interest income	.6	2.2	1.1	—	3.9
Other items, net	(5.7)	(2.8)	(10.6)	(9.9)	(29.0)

Earnings from continuing operations before income taxes, equity in earnings of affiliated companies and minority interest	549.3	526.3	674.8	483.5	2,233.9
Provision for income taxes(4)	(223.0)	(201.0)	(261.3)	(264.9)	(950.2)
Equity in earnings of affiliated companies, net of tax	.7	4.0	2.8	1.9	9.4
Minority interest, net of tax	(1.4)	(.9)	(1.0)	(.5)	(3.8)

Pro forma net earnings from continuing operations	$325.6	$328.4	$415.3	$220.0	$1,289.3

Pro forma net earnings from continuing operations per common share(5):
Basic	$.43	$.44	$.55	$.29	$1.72
Diluted	$.43	$.44	$.55	$.29	$1.71

Weighted average number of common shares outstanding:
Basic	751.6	751.6	751.6	751.6	751.6
Diluted	752.7	752.7	752.7	752.7	752.7

(1)
Amounts include pro forma adjustment of $20.9 million to depreciation and amortization.
(2)
Amounts include pro forma adjustment to eliminate the impact of separation-related costs of $163.5 million and adjustments of $32.5 million (including $11.6 million adjustment to selling, general and administrative and $20.9 million adjustment to depreciation and amortization) necessary to increase Paramount and Corporate overhead expenses to reflect our cost base as a stand alone public company.
(3)
Pro forma adjustment to interest expense as if $5.4 billion of debt was outstanding as of January 1, 2005, calculated based on actual interest rates in effect throughout 2005.
(4)
Pro forma adjustment to the provision for income taxes calculated using blended statutory rates in effect for 2005.
(5)
Basic Earnings per Share ("EPS") is computed by dividing net earnings by the number of shares of common stock issued and outstanding at the date of the separation as if such shares were outstanding for the full year. Diluted EPS is computed by dividing net earnings by the number of shares issued and outstanding at the date of separation adjusted to give effect to all potentially dilutive common shares weighted for the full year-ended December 31, 2005.

Additional Disclosures Regarding Non-GAAP Financial Information

        The following table summarizes the historical amounts by quarter and for the year ended December 31, 2005 for financial statement line items to which pro forma adjustments were made (in millions):

	Three Months Ended				Year Ended

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005

Selling, general and administrative	$436.9	$488.4	$479.0	$842.5	$2,246.8
Depreciation and amortization	$61.6	$60.6	$63.3	$73.5	$259.0
Operating income	$621.4	$589.0	$743.4	$412.6	$2,366.4
Interest expense	$6.2	$6.1	$1.7	$9.0	$23.0
Provision for income taxes	$247.1	$223.2	$284.1	$265.6	$1,020.0
Net earnings from continuing operations	$362.3	$362.2	$449.9	$129.5	$1,303.9

        The following table summarizes the pro forma adjustments by quarter and for the year ended December 31, 2005 reflected in the pro forma financial information on page 3 to reconcile from historical results (in millions):

	Three Months Ended				Year Ended

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005

Increase (decrease) to reported amounts:

Selling, general and administrative(1)(2)	$14.1	$1.4	$(6.0)	$(161.4)	$(151.9)
Depreciation and amortization(2)	$4.6	$4.9	$4.9	$6.5	$20.9
Operating income	$(18.7)	$(6.3)	$1.1	$154.9	$131.0
Interest expense(3)	$42.1	$49.7	$58.5	$65.1	$215.4
Provision for income taxes(4)	$(24.1)	$(22.2)	$(22.8)	$(.7)	$(69.8)
Net earnings from continuing operations	$(36.7)	$(33.8)	$(34.6)	$90.5	$(14.6)

(1)
Pro forma adjustment eliminates the impact of separation-related costs of $163.5 million.
(2)
Pro forma adjustments of $32.5 million (including $11.6 million adjustment to selling, general and administrative and $20.9 million adjustment to depreciation and amortization) necessary to increase Paramount and Corporate overhead expenses to reflect our cost base as a stand alone public company.
(3)
Pro forma adjustment to interest expense as if $5.4 billion of debt was outstanding as of January 1, 2005, calculated based on actual interest rates in effect throughout 2005.
(4)
Pro forma adjustment to the provision for income taxes calculated using blended statutory rates in effect for 2005.